UNIFIED SERIES TRUST

AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT dated as of the ___ day of ________________, 2005, to the Custody Agreement, dated as of the 23rd day of September, 2005 (the "Agreement"), is entered by and between UNIFIED SERIES TRUST, an Ohio business trust (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend said Agreement; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C and Exhibit D of the Agreement are hereby superceded and replaced with Exhibit C and Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

unified series trust	U.S. BANK, N.A.

By: ______________________________	By: ________________________________

Name:____________________________	Name:______________________________

Title:	Title:

Exhibit C

to the

Custody Agreement

Fund Names

Separate Series of Unified Series Trust

Name of Series Date Added
Iron Market Opportunity Fund	9/26/05
QCM Absolute Return Fund	On or about 12/5/05
Geronimo Multi-Strategy Fund	On or about 12/15/05
Geronimo Sector Opportunity Fund	On or about 12/15/05
Geronimo Option & Income Fund	On or about 12/15/05

Exhibit D

to the

Custody Agreement – Unified Series Trust

Fee Schedule for Iron Market Opportunity Fund

U.S. Bank, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.	Market Value Fee Per Fund*
1.25 basis points on all assets

II.	Portfolio Transaction Fees*

$7.50 per transaction in excess of 175 per month

III.	Monthly Minimum Fee*
$500 per month per fund

IV.	Out-of-Pocket Expenses

U S Bank retains the right to be reimbursed for out-of-pocket expenses including, but not limited to shipping, postage, insurance, transfer fees, treasury management and all other out-of-pocket charges, which will be billed monthly.

V.           This fee schedule is quoted based on utilization of the First American Money Market Funds for investment of short-term cash.

*Subject to CPI increase, Milwaukee MSA.

Exhibit D-Continued

to the

Custody Agreement – Unified Series Trust

Fee Schedule for:

QCM Absolute Return Fund
Geronimo Enhanced Hedge Fund Index Fund
Geronimo Sector Opportunity Fund
Geronimo Option and Dividend Income Fund

U.S. Bank, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.	Portfolio Transaction Fees:
	(a)	For each repurchase agreement transaction	$7.00
	(b)	For each portfolio transaction processed through
		DTC or Federal Reserve	$9.00
	(c)	For each portfolio transaction processed through
		our New York custodian	$25.00
	(d)	For each GNMA/Amortized Security Purchase	$25.00
	(e)	For each GNMA Prin/Int Paydown, GNMA Sales	$8.00
	(f)	For each covered call option/future contract written,
		exercised or expired	$10.00
	(g)	For each Cedel/Euro clear transaction	$80.00
	(h)	For each Disbursement (Fund expenses only)	$5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.	Market Value Fee
	Based upon an annual rate of:	Million
	.0003 (3 Basis Points) on First	$20
	.0002 (2 Basis Points) on Next	$30
	.00015 (1.5 Basis Points) on	Balance
III.	Monthly Minimum Fee-Per Fund		$500.00

IV.	Out-of-Pocket Expenses
The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.
V.	IRA Documents
	Per Shareholder/year to hold each IRA Document	$4.00
VI.	Earnings Credits
On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated.
VI.	Out-of-Pocket Expenses

All out-of-pocket expenses will be charged on a monthly basis, including, but not limited to the following:

•	Cash management charges
•	Treasury management service charges
•	Delivery charges
•	Travel costs related to attendance at client meetings
•	All other out-of-pocket expenses